Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,721,080
Unrealized Gain (Loss) on Market Value of Futures	(977,590)
Dividend Income	39
Interest Income	150
Total Income (Loss)	$743,679

Expenses
Investment Advisory Fee	$6,612
Brokerage Commissions	1,478
NYMEX License Fee	291
Non-interested Directors' Fees and Expenses	106
Prepaid Insurance Expense	13
Other Expenses	14,291
Total Expenses	22,791
Expense Waiver	(12,638)
Net Expenses	$10,153
Net Gain (Loss)	$733,526

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$11,784,780
Net Gain (Loss)	733,526

Net Asset Value End of Period	$12,518,306
Net Asset Value Per Unit (300,000 Units)	$41.73

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502